Exhibit No. 99.1

UTEK Corporation Completes Technology Transfer With Manakoa Services Corporation

Transfer Includes Worldwide Exclusive License to a Unique RFID Technology

TAMPA, Fla. & KENNEWICK, Wash.--(BUSINESS WIRE)--UTEK Corporation (AMEX:UTK - News; LSE-AIM:UTK) a specialty finance company focused on technology transfer, and Manakoa Services Corporation (OTCBB:MKOS - News), a company focused on global security technology products, are pleased to announce today that Manakoa Services Corporation has acquired Infinite Identification Technologies, Inc., a subsidiary of UTEK Corporation, in a stock transaction.

Identification Technologies, Inc. possesses a worldwide exclusive license for a reflective wireless technology for RFID and remote sensor applications. The technology was originally developed by a federal research laboratory for the U.S. Department of Defense for covert communication operations and is now declassified. It is designed to utilize modulated-reflectance technology to enhance radio frequency identification tracking systems and sensors.

"This technology could potentially eliminate the need for a microchip or battery in radio-frequency identification (RFID) tags," said Paul Reep, President of Manakoa Services. He added, "All parts of this new RFID and antennae can be printed with conductive inks, potentially reducing the costs per tag compared with other RFID tags on the market today. We believe this technology could help address the need for cost-effective tracking and monitoring of products."

"UTEK is pleased to consummate this technology transfer with Manakoa Services Corporation," said Joel Edelson, Vice President of Technology Licensing at UTEK Corporation.

About Manakoa Services Corporation

Manakoa is a development stage company with the mission to become a leader in global security technology products to detect and interdict criminal activity in counterfeiting, product diversion and intellectual property theft. Manakoa seeks to market a variety of technologies that it owns, licenses or resells, providing a technology menu that addresses a wide range of needs in the marketplace. For more information about Manakoa Services Corporation, please visit its website at www.manakoa.com.

About UTEK Corporation

UTEK® is a specialty finance company focused on technology transfer. UTEK's services enable companies to acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B®. In addition, UTEK offers companies the tools to search, analyze and manage university intellectual properties. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or Manakoa Services Corporation "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or Manakoa Services Corporation's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Manakoa Services Corporation, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Manakoa Services Corporation believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and Manakoa Services Corporation do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filings with the Securities and Exchange Commission.

Contact:
UTEK Corporation, Tampa
Tania Bernier (USA), 813-754-4330 x 223
or
Consulting for Strategic Growth 1
Stan Wunderlich, 800-625-2236
or
Bankside Consultants (UK)
Steve Liebmann or Simon Bloomfield, + 44 (0) 20-7367-8883
or
Manakoa Services Corporation
James C. Katzaroff, 509-736-7000